UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Allison Transmission Holdings, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected three (3) directors for three-year terms ending at the 2018 annual meeting of stockholders (Proposal 1);

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2015 (Proposal 2);

•	approved the Allison Transmission Holdings, Inc. 2015 Equity Incentive Award Plan (“2015 Plan”) (Proposal 3); and

•	approved the Allison Transmission Holdings, Inc. 2016 Incentive Plan (“2016 Plan”) (Proposal 4).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

Nominees	FOR	WITHHELD	BROKER NON- VOTES
Lawrence E. Dewey	153,038,606	2,121,709	7,383,591
Thomas W. Rabaut	150,838,504	4,321,811	7,383,591
Richard V. Reynolds	153,391,602	1,768,713	7,383,591

Proposal 2 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
162,491,727	37,580	14,599

Proposal 3 – Approval of 2015 Plan.

FOR	AGAINST	ABSTAIN
132,488,734	22,642,146	29,435

Proposal 4 – Approval of 2016 Plan.

FOR	AGAINST	ABSTAIN
151,159,141	3,971,786	29,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 15, 2015	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary